AGREEMENT

Made this as of this 1st day of June, 1990, by and among WELLINGTON FUND, INC., THE WINDSOR FUNDS, INC., VANGUARD WORLD FUND, INC., GEMINI II, INC., VANGUARD EXPLORER FUND, INC., VANGUARD/MORGAN GROWTH FUND, INC., WELLESLEY INCOME FUND, INC., VANGUARD FIXED INCOME SECURITIES FUND, INC., VANGUARD MONEY MARKET RESERVES, INC., VANGUARD MUNICIPAL BOND FUND, INC., VANGUARD HIGH YIELD STOCK FUND, INC., VANGUARD PREFERRED STOCK FUND, VANCUARD ADJUSTABLE RATE PREFERRED STOCK FUND, VANGUARD STAR FUND, PRIMECAP FUND, INC., VANGUARD INDEX TRUST, TRUSTEES' COMMINGLED FUND, VANGUARD SPECIALIZED PORTFOLIOS, INC., VANGUARD CALIFORNIA TAX-FREE FUND, VANGUARD NEW YORK INSURED TAX-FREE FUND, VANGUARD PENNSYLVANIA TAX-FREE FUND, VANGUARD OHIO TAX-FREE FUND, VANGUARD CONVERTIBLE SECURITIES FUND, INC., VANGUARD SMALL CAPITALIZATION STOCK FUND, INC., VANGUARD QUANTITATIVE PORTFOLIOS, INC., VANGUARD BOND MARKET FUND, INC., VANGUARD EQUITY INCOME FUND, INC., VANGUARD NEW JERSEY TAX-FREE FUND, VANGUARD INSTITUTIONAL PORTFOLIOS, INC., VANGUARD ASSET ALLOCATION FUND, INC., VANGUARD VARIABLE INSURANCE FUND, INC., VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUND, INC., VANGUARD REAL ESTATE FUND I, VANGUARD REAL ESTATE FUND II AND MAS POOLED TRUST FUND (hereinafter collectively referred to as "Funds") and THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and VANGUARD FIDUCIARY TRUST COMPANY (hereinafter collectively referred to as "Vanguard”).

THIS AGREEMENT is entered into under the following circumstances:

A. Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies be bonded against larceny and embezzlement, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 17g-I");

B.	Funds and Vanguard are named as joint insureds under the terms of certain bond or policy of insurance with total coverage of $50,000,000 which insures against larceny and embezzlement by officers and employees (the "Bond");

C. A majority of those members of the Board of Directors (Trustees) of e a c h of the Funds, who a r e not "interested persons as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on such joint insured Bond, and the Board of Directors (Trustees) of each Fund has approved the term and amount of the Bond, the portion of the premium payable by that party, and the manner in which recovery on said Bond, if any, shall b e shared by and among the parties hereto as hereinafter set forth; and

D. Funds and Vanguard now desire to enter into the agreement required by Rule 17g-l(f) to establish the manner in which recovery on said Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

I. ALLOCATION of RECOVERIES

A. In the event of a separate loss or losses under the Bond, the party suffering such loss or losses shall be entitled to b e indemnified up to the full amount of the Bond.

B. If more than one of the parties hereto is damaged in a single loss or occurrence for which recovery is received under the Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

C. If the recovery is inadequate fully to indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate to be maintained by such party as hereinafter set forth in paragraph 2 hereof and Exhibit A hereof.

(ii) The remaining portion of the recovery shall-be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in ratio of the premium paid by each such party to the premium paid by all such parties.

2.	BONDING COVERAGE REQUIRED

Each of the parties hereto has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained by it is as set forth opposite its name in Exhibit A hereto and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it under Rule 17g- l(dX1) as of May 31, 1990, is not more than reflected opposite its name in Exhibit A hereto. Each of the Funds further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required of it by Rule 17g-L(1) and will promptly take such steps as may be necessary to insure that its minimum coverage as therein set forth shall a t no time be less than the minimum coverage required of it under Rule 17g-l(dX 1).

3. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

4. Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

WELLINGTON FUND, INC.
THE WINDSOR FUNDS, INC.
VANGUARD WORLD FUND, INC.
GEMINI II, INC.
VANGUARD EXPLORER FUND, INC.
VANGUARD/MORGAN GROWTH FUND, INC.
WELLESLEY INCOME FUND, INC.
VANGUARD FIXED INCOME SECURITIES FUND, INC.
VANGUARD MONEY MARKET RESERVES, INC.
VANGUARD MUNICIPAL BOND FUND, INC.
VANGUARD HIGH YIELD STOCK FUND, INC.
VANGUARD PREFERRED STOCK FUND
VANGUARD ADJUSTABLE RATE PREFERRED STOCK FUND
VANGUARD STAR FUND
VANGUARD INDEX TRUST
TRUSTEES' COMMINGLED FUND
VANGUARD SPECIALIZED PORTFOLIOS, INC.
PRIMECAP FUND, INC.
VANGUARD CALIFORNIA TAX-FREE FUND
VANGUARD NEW YORK INSURED TAX-FREE FUND
VANGUARD PENNSYLVANIA TAX-FREE FUND
VANGUARD CONVERTIBLE SECURITIES FUND, INC.
VANGUARS SMALL CAPITALIZATION STOCK FUND, INC.
VANGUARD QUANTITATIVE PORTFOLIOS, INC.
VANGUARD BOND MARKET FUND, INC.
VANGUARD EQUITY INCOME FUND, INC.
VANGUARD NEW JERSEY TAX-FREE FUND
VANGUARD INSTITUTIONAL PORTFOLIOS, INC.
VANGUARD ASSET ALLOCATION FUND, INC.
VANGUARD OHIO TAX-FREE FUND
VANGUARD VARIABLE INSURANCE FUND, LNC.
VANGUARD INSTITUTIONAL INDEX FUND
VANGUARD INTERNATIONAL EQUITY INDEX FLIND, INC.
VANGUARD REAL ESTATE FUND I
VANGUARD REAL ESTATE FUND II
THE VANGUARD GROUP, INC.
VANGUARD MARKETING CORPORATION
VANGUARD FIDUCIARY TRUST COMPANY

BY
John C. Bogle, Chairman, and
Chief Executive Officer

Attest:
Raymond J. Klapinsky, Secretary

MAS POOLED TRUST FUND

BY
Thomas E. Beach, Chairman of the Board
and Principal Executive Officer

Attest:
Raymond J. Klapinsky, Secretary

FIDELITY BOND REQUIREMENTS

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)	(000)

The Windsor Funds	$10,613	$2,500
Vanguard Municipal Bond Fund	7,271	2,500
Vanguard Money Market Reserves	14,798	2,500
Vanguard Fixed Income Securities Fund	5,575	2,500
Trustees' Commingled Fund	901	1,000
Wellington Fund	2,323	1,700
VanguardJMorgan Growth Fund	773	1,000
Vanguard Index Trust	2,474	1,700
Vanguard Explorer Fund	283	750
Gemini II	283	750
Vanguard World Fund	1,088	1,250
Wellesley Income Fund	893	1,000
Vanguard Adjustable Rate Preferred Stock Fund	38	350
Vanguard High Yield Stock Fund	113	525
Vanguard Preferred Stock Fund	59	400
Vanguard Specialized Portfolios	438	750
Vanguard Small Capitalization Stock Fund	45	350
PRIMECAP Fund	311	750
Vanguard STAR Fund(3)	1,070	1,250
Vanguard California Tax-Free Fund	934	1,000
Vanguard New York Insured Tax-Free Fund	206	600
Vanguard Pennsylvania Tax-Free Fund	1,094	1,250
Vanguard Convertible Securities Fund	55	400
Vanguard Quantitative Portfolios	201	600
Vanguard Bond Market Fund	157	600
Vanguard Equity Income Fund	419	750
Vanguard Asset Allocation Fund	174	600
Vanguard Institutional Portfolios	73	400
Vanguard New Jersey Tax-Free Fund	545	900
Vanguard Ohio Tax-Free Fund	-	50
Vanguard Variable Insurance Fund, Inc.	-	50
Vanguard Institutional Index Fund	-	50
Vanguard International Equity Index Fund, Inc.	10	200
Vanguard Real Estate Fund I(3)	122	525
Vanguard Real Estate Fund II(3)	73	400
MAS Pooled Trust Fund(3)	2,323	1,700

	$55,735	$33,600

(1)As of May 31, 1990

(2)The maximum bond required for an investment company by the 1940 Act is $2,500,000.

(3)Not a member of The Vanguard Croup